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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-11627, No. 33-17359, No. 33-20706, No. 33-29636, No. 333-03001, No. 33-48663,
and No. 333-61708 all on Forms S-8, and No. 333-10311 on Form S-3 of Alpha Technologies Group, Inc. of our report dated January 7, 2003 (February 6, 2003 as to note 7) (which contains an explanatory paragraph regarding changes in accounting principle in 2003) appearing in this Annual Report on Form 10-K of Alpha Technologies Group, Inc. for the year ended October 27, 2002.


/s/ Deloitte & Touche LLP
Boston, MA
February 6, 2003